Exhibit 99.1

GLOBAL NET LEASE announces Successful Completion of $500 million Senior unsecured note offering and BBb- credit rating fROM s&p

NEW YORK –December 17, 2020 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today that on December 16, 2020, the Company successfully completed its previously announced $500 million senior unsecured note offering (the “Notes”) due 2027. The Notes will have an effective interest rate of 3.75% and mature on December 15, 2027. Standard & Poor's Rating Services (“S&P”) issued an investment grade rating of BBB- on the Notes, and Fitch Ratings (“Fitch”) rated the Notes BB+. GNL also received a corporate credit rating of “BB+” from both S&P and Fitch.

“We are extremely pleased with the market’s reception and demand for our inaugural senior unsecured note offering and the credit ratings we received from S&P and Fitch during these unprecedented times,” said James Nelson, CEO of GNL. “We believe that the success of the transaction is a testament to our hard work to enhance GNL’s primarily investment grade portfolio over the past several years, robust rent collection throughout the pandemic and disciplined acquisition focus. The successful issuance of our first unsecured notes is a major achievement and an important step in the continued growth and maturity of GNL.”

Chris Masterson, Chief Financial Officer of GNL, added, “The Note offering marks an important milestone for GNL as we diversify our capital structure and focus on increasing the Company’s unsecured debt pool.” Chris continued, “The Notes allowed us to repay in full our outstanding borrowings under our revolving credit facility, payoff $88 million of secured debt and partially repay our term loan, all while adding new, long dated debt. The 7-year notes will also increase our weighted average debt maturity from 5.1 years to 5.7 years as of September 30, 2020. By strengthening and diversifying our balance sheet and obtaining corporate-level credit ratings, we are laying the foundation for GNL’s continued growth and ability to issue unsecured notes on attractive terms in the future.”

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat the COVID-19, on the Company, the Company’s tenants and the global economy and financial markets. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020 and all other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investors and Media:

Email: investorrelations@globalnetlease.com Phone: (212) 415-6510